Exhibit 1.1

Enact Holdings, Inc.

$750,000,000 6.250% Senior Notes due 2029

Underwriting Agreement
 May 22, 2024

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Enact Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 principal amount of its 6.250% Senior Notes due 2029 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of May 28, 2024 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of May 28, 2024 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.          Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-278624), including a prospectus, relating to securities, including the Securities, to be issued from time to time by the Company.  Such registration statement, as amended to the date of this agreement, including the information, if any, deemed pursuant to Rule 430B to be part of the registration statement, is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such registration statement and any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the final prospectus supplement relating to the Securities that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act after the Time of Sale.  Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to May 22, 2024, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated May 20, 2024, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.            Representations and Warranties of the Company.  The Company represents and warrants, and agrees with, each of the Underwriters that:

(a)       Preliminary Prospectus.  (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement).

(b)        Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Securities, and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(c)         The Indenture. The Indenture has been duly authorized by the Company and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”).

(d)        The Securities.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(e)          Underwriting Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(f)          Time of Sale Information; Issuer Free Writing Prospectus. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information. As used in this Agreement, “Issuer Free Writing Prospectus” shall mean any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below)) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.

 (g)         Registration Statement and Prospectus.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(h)          Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

 (i)        No Material Adverse Change.  Neither the Company nor any of its subsidiaries has since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Time of Sale Information; and, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Information, there has not been (A) any change in the Company’s capital stock (except as otherwise previously authorized) or the consolidated long-term debt of the Company and its subsidiaries or (B) any Material Adverse Effect (as defined below), except in either case as set forth or contemplated in the Time of Sale Information; as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect in or affecting the financial condition, results of operations, senior management, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

(j)          Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Information or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)         Organization and Good Standing.  The Company and each of its subsidiaries has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation or formation, with power and authority (corporate, limited liability company and other) to own its properties and conduct its business as described in the Time of Sale Information, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement, except for entities that have been omitted pursuant to Item 601(b)(21) of Regulation S-K. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(l)         Capitalization.  The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

 (m)        No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and compliance by the Company with its obligations under this Agreement and the Transaction Documents and the consummation by the Company of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (i) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) result in a violation of the certificate of incorporation or by laws of the Company or (iii) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (iii), for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)        No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (including insurance regulatory authorities) is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Securities under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act and (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o)         Genworth Financial, Inc. Consents.  All consents, approvals or authorizations of Genworth Financial, Inc. required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents have been obtained.

(p)          No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document) or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clause (ii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)         Fair Summary.  The statements set forth in the Time of Sale Information and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects.

(r)         Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(s)          Legal Proceedings.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings (“Actions”) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(t)         Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”)

(u)         Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(v)       Independent Accountants.  KPMG LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(w)        Accounting Controls.  The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act), that is designed by, or under the supervision of, the Company’s principal executive and principal financial officers, and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Since the date of the latest audited financial statements included in the Time of Sale Information, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(x)         Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y)        No Unlawful Payments.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in connection with the business of the Company, (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other expense (or taken any act in furtherance thereof) in violation of any applicable anti-bribery or anti-corruption law; (ii) made, offered, promised or authorized any direct or indirect payment in violation of the same; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-corruption Laws”). No part of the proceeds of the offering will be used, directly or indirectly, in violation of any Anti-corruption Law.

(z)          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aa)      No Conflicts with Sanctions Laws.  None of the Company, any of its subsidiaries, any director or officer of the Company or any of its subsidiaries, or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by any person or entity that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury in the United Kingdom, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries otherwise a person with whom dealings are prohibited or restricted under the Sanctions, including without limitation any person or entity located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (a “Sanctioned Territory”, currently Cuba, Iran, North Korea, Syria, and the Crimea region, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and non-Ukrainian government-controlled regions of Zaporizhzhia and Kherson of Ukraine; and each person on entity described in (i) or (ii), a “Sanctioned Person”). The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities of or business in or with any Sanctioned Territory or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of the Sanctions or that will be a sanctionable activity under the Sanctions. For the past five years, the Company and its subsidiaries have not engaged in and are not now engaged in any direct or indirect dealings or transactions with any person that at the time of the dealing or transaction is or was a Sanctioned Person or with any Sanctioned Territory.

(bb)     Financial Statements.  The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated statements of income, changes in equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, if any, present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the information shown therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Time of Sale Information and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)       Insurance Subsidiaries.  Each of the Company’s subsidiaries that is required to be organized or licensed as an insurance company (each, an “Insurance Subsidiary”) is licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, except in each case where the failure to be so licensed or authorized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Insurance Subsidiary has made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except in each case where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”) of and from all insurance and reinsurance regulatory authorities (including, without limitation, the North Carolina Department of Insurance (the “NCDOI”)) necessary to conduct its existing business as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to have such Authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Insurance Subsidiary has received notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations would have a Material Adverse Effect.  Except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus, no insurance or reinsurance regulatory authority (including, without limitation, the NCDOI) having jurisdiction over an Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by such Insurance Subsidiary, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of such Insurance Subsidiary in all respects as presently conducted, except in the case of this clause (ii), where such orders or decrees, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

 (dd)      Enact Mortgage Insurance Corporation. Enact Mortgage Insurance Corporation (“EMICO”) is an approved mortgage insurer with respect to each of the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”).  EMICO is in material compliance with the Private Mortgage Insurer Eligibility Requirements (“PMIERs”) of each of Fannie Mae and Freddie Mac and has made all required annual certifications of its compliance with the PMIERs.  To the knowledge of the Company, and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither Fannie Mae nor Freddie Mac has initiated or, to the Company’s knowledge, threatened to subject EMICO to any material restrictions or additional requirements that are not generally applicable to approved mortgage insurers.

(ee)        Ceded Reinsurance and Retrocessional Agreements. All ceded reinsurance and retrocessional agreements to which the Company or any of the Insurance Subsidiaries is a party are in full force and effect, except where (i) such agreement has been commuted or (ii) the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Insurance Subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement, and neither the Company nor such Insurance Subsidiaries have any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that such nonperformance would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Insurance Subsidiaries has given effect to such agreements in its underwriting results in its most recently filed statutory financial statements unless such agreements were in conformity in all material respects with the requirements therefor of the insurance department of the state of domicile of such Insurance Subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

(ff)        Insurance.  The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes adequate for the conduct of the business of the Company and its subsidiaries.

(gg)       Intellectual Property.  (i) The Company and its subsidiaries own or possess, or, to the knowledge of the Company, can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and software (collectively, “Intellectual Property”) and all other intellectual property material to the present conduct of the business of the Company and its subsidiaries, taken as a whole; (ii) to the knowledge of the Company, the conduct of the business of the Company and its subsidiaries does not materially infringe, misappropriate or otherwise conflict with or violate any Intellectual Property rights of any third party; (iii) neither the Company nor any of its subsidiaries has received any notice of material infringement, misappropriation, violation of or conflict with asserted rights of others with respect to any Intellectual Property; (iv) there is no material pending, threatened, action, suit, proceeding or claim by others (A) alleging that Company or any of its subsidiaries is infringing, misappropriating or otherwise violating any Intellectual Property of others, or (B) challenging the Company or any of its subsidiaries’ rights in or to, or the validity, enforceability, scope or ownership of, any Intellectual Property owned by or licensed to the Company or its subsidiaries; and (v) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or violated by any person in any material respect.

(hh)       Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes required to be paid and filed all tax returns required to be filed through the date hereof, and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)         Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary under applicable law for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization, except where the revocation or modification thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)       Statistical and Market Data.  Any statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.

(kk)       Compliance with ERISA.  The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability, other than an immaterial liability, under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States  Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which is not capable of being remedied through either the self-correction program or the voluntary correction program under the Employee Plans Correction Resolution System of the Internal Revenue Service and which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or  Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(ll)       Cybersecurity; Data Protection. (A)(i) There has been no security breach, improper use, loss, access, disclosure, interruption, modification, corruption (including ransomware attacks) or other compromise of or relating to (collectively, a “Security Breach”) any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the personal, personally identifiable, sensitive, confidential or regulated information or other data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event that would reasonably be expected to result in, any Security Breach and (B) the Company and its subsidiaries have complied with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies, current and former public-facing privacy policies, and contractual obligations relating to privacy, data protection, breach notification, processing of personal information or the security of the IT Systems and Data (“Privacy and Data Security Requirements”), except in such case in (A)(i) and (ii) and (B) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable and appropriate actions, consistent with applicable industry standards (including implementing and monitoring compliance with administrative, technical and physical safeguards, policies, procedures and security measures that conform with all Privacy and Data Security Requirements) to protect the operation, confidentiality, integrity and security of the IT Systems and Data (and all data and information and transactions stored or contained therein or transmitted thereby, including personal information) against any unauthorized or improper use, loss, access, disclosure, interruption, modification or corruption. The Company and its subsidiaries have implemented backup and disaster recovery technology reasonably adequate for their businesses and consistent with industry standards and practices. No actions have been asserted or, to the knowledge of the Company or its subsidiaries, threatened against, and no written notices or claims (including any communication from any governmental authority) have been received by, the Company or its subsidiaries (nor, to the knowledge of the Company or its subsidiaries, by any third parties processing personal information on their behalf) alleging a violation of any Privacy and Data Security Requirements.

(mm)     No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)        No Registration Rights.  Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(oo)       No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(pp)        Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)      Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

3.            Purchase and Sale of the Securities.

(a)         The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.353% of the principal amount thereof, plus accrued interest, if any, from May 28, 2024 to the Closing Date (as defined below) hereunder, the principal amount of Securities set forth in the column “Principal Amount of Securities to be Purchased” opposite the name of such Underwriter in Schedule 1.

(b)         The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information.  The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)          Payment for and delivery of the Securities will be made at the offices of Cleary Gottlieb Steen & Hamilton LLP at 9:30 A.M., New York City time, on May 28, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)        Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

4.            Further Agreements of the Company.  The Company agrees with each of the Underwriters that:

(a)         Required Filings; Amendments or Supplements; Notice to the Representatives.  The Company will prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; will make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; will advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; will advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order.

(b)       Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(c)          Delivery of Copies; Ongoing Compliance.  Prior to 10:00 a.m. (New York City time), on the business day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representatives) and from time to time, the Company will furnish the Underwriters with written and electronic copies of the Registration Statement and the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d)          Earnings Statement.  The Company will make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system or any successor system), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)         Clear Market.  During the period from the date hereof through and including the date that is one day following the Closing Date, the Company will not, without the prior written consent of each of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year; provided, however, that the proposed redemption of the Company’s 6.500% Senior Notes due August 2025 shall not be subject to the restrictions in this Section 4(e).

(f)         Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(g)          DTC.  The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(h)         No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

5.            Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)          It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 2(f) or Section 6 (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)         It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period in which the Prospectus is required by law to be delivered in connection with the distribution of Securities ).

6.            Issuer Free Writing Prospectus

(a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Annex A hereto.

(b)         The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c)         The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Information or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.          Payment of Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including the following: (i) all underwriting discounts and commissions payable upon the sale of the Securities by the Company to the Underwriters, (ii) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities by the Company to the Underwriters, (iii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Time of Sale Information, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iv) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (vi) 50% of all reasonable and documented costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided, that, the aggregate amount payable by the Company pursuant to subsections (iv) and (v) shall not exceed $35,000. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.         Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder, as to the Securities to be delivered on the Closing Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Sale and the Closing Date, true and correct, the condition that the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)         Registration Compliance; No Stop Order.  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)         Opinion and 10b-5 Statement of Counsel for the Underwriters.  Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to you their written opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as you may reasonably request and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)         Opinion and 10b-5 Statement of Counsel for the Company.  Gibson, Dunn & Crutcher LLP, counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)         Opinion of General Counsel of the Company. The General Counsel of the Company, Evan Stolove, shall have furnished to you such written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(e)          Comfort Letters.  On the date of the Prospectus at a time prior to or concurrently with the execution of this Agreement, at 9:30 a.m. (New York City time) and also at the Closing Date, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, and (ii) the Chief Financial Officer of the Company, Dean Mitchell, shall have furnished to you a certificate dated the date of this Agreement and the Closing Date, in form and substance satisfactory to you.

(f)          No Material Adverse Change.  (i) Neither the Company nor any of its subsidiaries, taken as a whole, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information, there shall not have been any change in the Company’s capital stock (except as otherwise previously authorized) or the consolidated long-term debt of the Company or any change in or affecting (x) financial condition, results of operations, senior management, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Time of Sale Information and the Prospectus, or (y) the ability of the Company to perform its obligations under the Transaction Documents, including the sale of the Securities, or to consummate the transactions contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(g)        No Downgrade.  On or after the Time of Sale, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or the Company’s financial strength or claims paying ability by any “nationally recognized statistical rating organization,” as that term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength or claims paying ability.

(h)         Market Out.  On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(i)         No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)          Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company, EMICO and Enact Mortgage Holdings, LLC in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)         Officer’s Certificate.  The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of an officer of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

(l)           DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(m)       Indenture and Securities.  The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(n)         Additional Documents.  On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

9.            Indemnification and Contribution.

(a)        Indemnification of the Underwriters.  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Time of Sale Information or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Time of Sale Information or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)         Indemnification of the Company.  Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Time of Sale Information, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Time of Sale Information, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figure appearing in the third paragraph under the caption “Underwriting,” the information contained in the seventh paragraph under the caption “Underwriting,” and the information relating to market making activity contained in the eighth paragraph under the caption “Underwriting.”

(c)         Notice and Procedures.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except (i) local counsel or (ii) in the event that any indemnified party reasonably determines, or is advised by counsel, that there is or may be a conflict of interest, including any situation in which one or more legal defenses available to it are different from or in addition to those available to any other indemnified party, in which case any such indemnified party shall be entitled to separate counsel). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        Contribution; Limitation on Liability.  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)         Non-Exclusive Remedies.  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.          Defaulting Underwriter.

(a)          If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities to be purchased at the Closing Date, then the Company shall have the right to require each non defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all of the Securities to be purchased at the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require non defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.         Reimbursement.  If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including the reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall not then be under further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

14.        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081), Attention: Investment Grade Syndicate Desk; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (646) 291-1469), Attention: General Counsel; and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198 (fax: 212-902-9316), Attention: Registration Department.  Notices to the Company shall be given to it at 8325 Six Forks Road, Raleigh, NC 27615 (fax: 919-846-4359), Attention: General Counsel.

15.         Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.         Persons Entitled to Benefit of Agreement.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 14 and 16 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.         Arm’s-length Transaction.  The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company, as the case may be, or any other person.

18.          Miscellaneous.

(a)          Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

(b)         Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

(c)          Time of the Essence.  Time shall be of the essence of this Agreement.

(d)         Complete Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

(e)       Governing Law; Submission to Jurisdiction.  This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

(f)        Waiver of Jury Trial.  THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)         Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)         Tax Disclosure.  Notwithstanding anything herein to the contrary, the Company (including the Company’s employees, representatives and other agents) is authorized to disclose to any and all persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

(i)           Recognition of the U.S. Special Resolution Regimes.

  (i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

   (ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

 As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(j)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)         Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ENACT HOLDINGS, INC.

By	/s/ DeanMitchell
	Name:	Dean Mitchell
	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Robert Bottamedi
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Adam Bordner
Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By	/s/ Thomas Healy
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriters	Principal Amount of Securities to be Purchased

J.P. Morgan Securities LLC	$262,500,000
Citigroup Global Markets Inc.	187,500,000
Goldman Sachs & Co. LLC	187,500,000
Barclays Capital Inc.	56,250,000
Truist Securities, Inc.	56,250,000

Total	$750,000,000

Schedule 1-1

Schedule 2
Significant Subsidiaries
 Enact Mortgage Insurance Corporation

Schedule 2-1

Annex A

Time of Sale Information

•	Pricing Term Sheet, dated May 22, 2024, substantially in the form of Annex B.

Annex A-1

Annex B

Filed Pursuant to Rule 433
Registration Statement No. 333-278624
Pricing Term Sheet
 $750,000,000

ENACT HOLDINGS, INC.

6.250% Senior Notes due 2029 (the “Notes”)

Pricing Term Sheet

Issuer:	Enact Holdings, Inc. (“Enact”)

Principal Amount:	$750,000,000

Maturity Date:	May 28, 2029

Coupon:	6.250%

Public Offering Price:	99.953% of face amount

Yield to Maturity:	6.261%

Spread to Benchmark Treasury:	+ 180 basis points

Benchmark Treasury:	4.625% due April 30, 2029

Benchmark Treasury Price and Yield:	100-23 ; 4.461%

Interest Payment Dates:	May 28 and November 28, commencing November 28, 2024

Redemption Provisions:

Par Call Date:	April 28, 2029

Make-Whole Call:
Before the Par Call Date, at the greater of (1) the discounted present value through the redemption date at the applicable Treasury Rate plus 30 basis points less interest accrued to the redemption date and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest

Par Call:	On or after the Par Call Date, at 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest

Trade Date:	May 22, 2024

Annex B-1

Settlement Date:	May 28, 2024 (T+3)

CUSIP:	29249EAA7

ISIN:	US29249EAA73

Ratings (Moody’s/S&P/Fitch)*:	Baa3 / BBB- / BBB- (positive / stable / positive)

Minimum Denomination:	$2,000 and integral multiples of $1,000 in excess thereof

Additional Information:
As of March 31, 2024, after giving effect on a pro forma basis to completion of the offering and application of the use of proceeds therefrom, Enact’s total outstanding debt would have been $750 million and Enact’s cash and cash equivalents would have been approximately $585 million.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Barclays Capital Inc. Truist Securities, Inc.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC at (collect) (212) 834-4533, Citigroup Global Markets Inc. at (800) 831-9146 or Goldman Sachs & Co. LLC at (866) 471-2526.

The issuer expects expect that delivery of the Notes will be made against payment therefor on or about the closing date specified in this communication, which will be the third business day following May 22, 2024 (the “Trade Date”) (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, investors who wish to trade the Notes on the Trade Date, by virtue of the fact that the Notes initially will settle T+3, should specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes on the Trade Date should consult their own advisors.

Any disclaimers or notices that may appear on this pricing term sheet below the text of this legend are not applicable to this pricing term sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this pricing term sheet having been sent via, or posted on, Bloomberg or another electronic mail system.

Annex B-1